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                                                                    Exhibit 4.12

                                AMENDMENT NO. 1
                  TO MASTER PARTNERSHIP PROCUREMENT AGREEMENT
                FOR FIXED WIRELESS ACCESS PACKAGE-2 T-21 PROJECT

                        NO.K.TEL.217/HK.910/UTA-00/2002

                            DATED DECEMBER 23, 2002
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                                 AMENDMENT No. 1
                   TO MASTER PARTNERSHIP PROCUREMENT AGREEMENT
             NO.K.TEL.217/HK.910/UTA-00/2002 DATED 23 DECEMBER 2002
                FOR FIXED WIRELESS ACCESS PACKAGE-2 T-21 PROJECT

                     NUMBER: K.TEL. 273 /HK.920/UTA-00/2003

On this day WEDNESDAY dated THIRTYONE month December of year 2003, at Corporate Office of PT. (Persero) Telekomunikasi Indonesia, Tbk. Jalan Japati No.1, Bandung, between the parties:

I. PT (PERSERO) TELEKOMUNIKASI INDONESIA, Tbk., a telecommunication services and network provider established and incorporated under the law of the Republic of Indonesia, having its registered office at Jalan Japati No.1 Bandung - 40133, in this Amendment represented by KRISTIONO, President Director, hereinafter in this Amendment referred to as TELKOM;

And

II. SAMSUNG CONSORTIUM, established based on Consortium Agreement dated 11 December 2002, comprised of SAMSUNG ELECTRONICS CO., LTD, as leader of the consortium having its legal domicile in Seoul, Korea, for the purpose of signing of this Amendment being duly represented by YEO YEONG WOON, in his capacity as General Manager Telecommunication Systems Division, PT MITRAGUNA INTIKOM, as a member of the Consortium, having its legal domicile in Jakarta, Indonesia, for the purpose of signing of this Amendment being duly represented by Budi F. Japadermawan, in his capacity as Director and PT.SAMSUNG TELE-COMMUNICATION INDONESIA, a company incorporated under the law of the Republic of Indonesia, which its

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         article of association has legalized by Minister of Justice and HAM RI through letter No.C-28256.HT.01.01.TH.2003 dated 2 December 2003 its, as a member of the Consortium, for the purpose of signing of this Amendment being duly represented by LEE JIN HEE, in his capacity as Director;

         Hereinafter collectively the Parties belonging to this Consortium in this Amendment referred to as PARTNER.

         (severally SAMSUNG ELECTRONICS CO., LTD referred to as SAMSUNG, PT MITRAGUNA INTIKOM referred to as INTIKOM, and PT. SAMSUNG TELECOMMUNICATION INDONESIA referred to as STIN).

By first taking into consideration the following matters:

a. Whereas TELKOM and SAMSUNG Consortium have signed the Master Procurement Partnership Agreement No. K.TEL.217/HK910 /UTA-00/2002 dated December 23, 2003 (hereinafter referred to as the "Main Agreement");

b. Whereas SAMSUNG Consortium intended to add a new consortium member through its letter dated August 22, 2003;

c. Whereas STIN as a company which is requested as a new consortium member has fulfilled the TELKOM's requirement where it's the article of association shall be legalized by Minister of Justice and HAM RI.

After having taken into consideration the above matters, TELKOM and PARTNER have agreed to amend the provisions stipulated in the Main Agreement by the following terms and conditions:

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ARTICLE 1: MEMBER OF CONSORTIUM

Referring to the Preamble of Main Agreement, TELKOM and PARTNER agreed to add a new Consortium member, namely:

Name of Company: PT. Samsung
Telecommunication Indonesia.

Address: Wisma Antara Lantai-8 Suite 803, JI.Medan Merdeka Selatan No.17 Jakarta-10110 Indonesia.

ARTICLE 2: NOTICE

All notification required in connection with the implementation of this Amendment concordant article 20 Main Agreement still valid, except is add addressed follows:

Other copy to PT. MITRAGUNA INTIKOM, must be address to:

PT. SAMSUNG TELEKOMUNIKASI
INDONESIA (STIN)
WISMA ANTARA lantai-8
Jl. Medan Merdeka Selatan No. 17
Gambir, Jakarta 10110, Indonesia
Up. IG KYU CHOI
Fax. (021) 2312520
E Mail: Ik.choi@samsung.com

ARTICLE 3: RIGHT AND RESPONSIBILITY

Right and responsibility which is obligate PARTNER definitely as at Main Agreement.

ARTICLE 4: EFFECTIVE DATE OF AMENDMENT

This Amendment becomes immediately effective after duly signed by TELKOM and PARTNER.

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ARTICLE 5: APPENDICES

The following Appendices of this Amendment constitute an inseparable part of the Main Agreement and this Amendment:

Appendix 1 : Power of Attorney
Appendix 2 : Consortium Agreement
Appendix 3 : Correspondence
Appendix 4 : Company Profile of STIN

If there is a conflict between the terms specified in the main body of this Amendment and the Appendices, the terms specified in the main body of this Amendment shall govern.

ARTICLE 6: OTHER PROVISIONS

6.1. All terms and conditions as stipulated in Main Agreement, except as expressly amended in accordance with the provisions of this Amendment, shall remain valid in full force.

6.2. This amendment is drawn-up with two (2) originals, in the Indonesian Language and English Language, each of them having the same meaning, and having the same legal power after being signed by both parties.

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In witness whereof the Parties, hereto set their hand this day and year above written.

                        Signed by, for and on behalf of:

PT.TELEKOMUNIKASI INDONESIA, Tbk.                 SAMSUNG CONSORTIUM
                                             SAMSUNG ELECTRONICS CO., LTD
                                                      (LEADER)
/s/ Kristiono
------------------------                              [STAMPED]
       KRISTIONO
     --------------
     Direktur Utama                                /s/ Yeo Yeong Woon
                                                   ----------------------------
                                                       YEO YEONG WOON
                                             ----------------------------------
                                             General Manager, Telecommunication
                                                       Systems Division

                                             PT MITRAGUNA INTIKOM (MEMBER)

                                                      [STAMPED]

                                               /s/ Budi F. Japadermawan
                                               -------------------------------
                                                   BUDI F. JAPADERMAWAN
                                                   --------------------
                                                         Director

                                                     PT.SAMSUNG
                                             TELECOMMUNICATION INDONESIA
                                                       (MEMBER)

                                                     /s/ Lee Jin Hee
                                                     -----------------------
                                                           LEE JIN HEE
                                                           -----------
                                                            Director

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